AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 1999


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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported):  March 11, 1999


                       CHANDLER INSURANCE COMPANY, LTD.
            (Exact name of registrant as specified in its charter)


                                Cayman Islands
                 (State or jurisdiction of incorporation)


                0-15286                               N/A
        (Commission File Number)       (IRS Employer Identification No.)

      5th Floor Anderson Square
            P.O. Box 1854
 Grand Cayman, Cayman Islands B.W.I.                  N/A
(Address of principal executive offices)           (Zip Code)

   Registrant's telephone number, including area code:  (345) 949-8177






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Item 5. Other Events
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        On March 11, 1999, Chandler Insurance Company, Ltd. (the "Company")
        announced that its subsidiary Chandler (U.S.A.), Inc. ("Chandler USA") has commenced a private offering under SEC Rule 144A of $24 million principal amount of senior debentures due 2014. Terms of the offering will be determined at a later date. The debentures are not being registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The proceeds of the offering will be used to repay existing bank debt, to repay amounts owed by Chandler USA to its parent, Chandler Insurance (Barbados), Ltd. (which is a subsidiary of the Company), and for general corporate purposes.

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                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.


                                   CHANDLER INSURANCE COMPANY, LTD.

Date:  March 11, 1999              By:   /s/ W. Brent LaGere
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                                   W. Brent LaGere
                                   Chairman of the Board, President and
                                   Chief Executive Officer
                                   (Principal Executive Officer)